UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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AÉROPOSTALE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 20, 2013

To the Stockholders of Aéropostale, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aéropostale, Inc., a Delaware corporation (the “Company”), will be held at the Company’s office at 125 Chubb Avenue, 5th Floor, Lyndhurst, New Jersey, 07071, on June 20, 2013 at 2:00 p.m., local time, for the following purposes:

1.	To elect eleven (11) nominees to the Board of Directors to serve for terms of one year or until their successors are elected and qualified;

2.	To approve on an advisory basis, executive compensation;

3.
To ratify the selection by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014; and

4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 25, 2013 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until canceled.

Edward M. Slezak
Secretary

May 9, 2013

AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

ANNUAL MEETING OF STOCKHOLDERS
June 20, 2013
_______________

PROXY STATEMENT
_______________

Introduction

Our Board of Directors (or “the Board”) is soliciting proxies for the 2013 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•	“We”, “the Company” and “Aéropostale” mean Aéropostale, Inc. Our executive offices are located at 112 West 34th Street, 22nd Floor, New York, New York 10120; and

•
“Annual Meeting” means the 2013 Annual Meeting of Stockholders to be held on June 20, 2013, at 2:00 p.m. at our office located at 125 Chubb Avenue, 5th Floor, Lyndhurst, New Jersey, 07071, and any adjournment or postponement thereof.

Our 2012 Annual Report to Stockholders, which includes our financial statements, is available to review with this Proxy Statement. We are mailing notices of our Annual Meeting (or, for those who request it, a hard copy of this proxy statement, the enclosed form of proxy and our 2012 Annual Report) to our stockholders beginning on or about May 10, 2013.

ABOUT THE MEETING

All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders’ directions. A proxy may be revoked by written notice mailed to the Company (Attention: Edward M. Slezak, General Counsel and Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

What is the purpose of the annual meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, namely, electing eleven (11) directors, approving, on an advisory basis executive compensation, ratifying the appointment of our independent registered public accounting firm and acting upon any other matter to come properly before the Annual Meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 25, 2013, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

What if my shares are held in “Street Name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, then your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items, such as the election of directors and advisory approval of executive compensation, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange, such as the ratification of our auditors. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you.

What are the voting rights of the holders of Aéropostale’s common stock?

Holders of our common stock are entitled to one (1) vote, for each share held of record, on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

Who can attend the meeting?

Subject to space availability, all holders of our common stock as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 1:30 p.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, thereby permitting the meeting to conduct its business. As of the record date, April 25, 2013, 78,467,966 shares of our common stock were issued and outstanding. Thus, the presence, in person or by proxy, of the holders of common stock representing at least 39,233,984 votes will be required to establish a quorum.

Proxies received but marked as abstentions and “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for quorum purposes.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How do I vote?

1. You may vote by mail.  If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

2. You may vote by telephone.  If you are a registered stockholder (if you hold your common stock in your own name), you may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

3. You may vote on the Internet.  If you are a registered stockholder (if you hold your common stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I change my vote after I submit my Proxy?

Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning another proxy card with a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed);

•	giving written notice of revocation to the Company’s Secretary prior to or at the Annual Meeting; or

•	voting at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed on the date of the Annual Meeting. Any written notice revoking a proxy should be sent to our Corporate Secretary at 112 West 34th Street, 22nd Floor, New York, New York 10120 and must be received before the polls are closed.

How does the Board of Directors recommend I vote on the Proposals?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, your Board recommends that you vote:

•	FOR election of the eleven (11) nominees to the Board of Directors;

•	FOR our executive compensation program;

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014 (“fiscal 2013”).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What are my voting options on each Proposal?

You have several choices on each of the matters to be voted upon at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify as directors for whom your vote is withheld. On Proposals 2 and 3, by checking the appropriate box, you may: (a) vote “For” the Proposal; (b) vote “Against” the Proposal; or (c) “Abstain” from voting on the Proposal by checking “Abstain”.

Why did I receive a notice regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
In an effort to be environmentally responsible and to reduce the costs of printing and distributing its proxy materials, as it did last year, Aéropostale is taking advantage of the Securities and Exchange Commission ("SEC") rule that allows companies to furnish their proxy materials over the internet to some or all of their stockholders. As a result, we are sending to our stockholders a notice regarding the internet availability of the proxy materials instead of a paper copy of its proxy materials. This notice explains how you can access the proxy materials over the internet and also describes how to request to receive a paper copy of the proxy materials by mail or a printable copy electronically.

How many votes are required to approve the Proposals?

For Proposal 1, pursuant to our bylaws and Delaware law, directors receiving a plurality of the votes represented and entitled to vote at the meeting shall be required. For Proposals 2 and 3, pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock represented and entitled to vote at the meeting is required to approve these Proposals. Abstentions will have no effect on the outcome of Proposal 1, but will have the same effect as a vote “Against” Proposals 2 and 3. Broker non-votes have the same effect as a vote “Against” for Proposal 2 and Proposal 3.

How will abstentions be treated?

If you abstain from voting on one or more proposals, we will still include your shares for purposes of determining whether a quorum is present.

What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

A “broker non-vote” occurs if your shares are not registered in your name and you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter as to which, under NYSE rules, a broker may not vote without instructions from you, but the broker nevertheless provides a proxy. A broker non-vote is considered present for purposes of determining whether a quorum exists, but is not considered a “vote cast” or “entitled to vote” with respect to such matter.
Under NYSE rules, the election of directors, as well as Proposal 2 are not matters on which a broker may vote without your instructions. Therefore, if you do not provide instructions to the record holder of your shares with respect to Proposals 1 and 2, a broker non-vote as to your shares will result. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter in their discretion.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

What happens if a nominee for Director is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

Where can I find voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the Securities and Exchange Commission once the final voting results have been tabulated.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Aéropostale or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Aéropostale management, as appropriate.

Who will bear the cost for soliciting votes for the meeting?

The expenses of soliciting proxies to be voted at the meeting will be paid by Aéropostale. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or in person. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Ownership of Common Stock

The following table shows, as of April 1, 2013, certain information with regard to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors and nominees; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned (1)
	(#)	(%)
5% Beneficial Owners
FMR LLC (2)	12,233,400	15.59%
82 Devonshire Street
Boston, MA 02109
Blackrock, Inc. (3)	8,005,709	10.20%
40 East 52nd Street
New York, NY 10022
Janus Capital Management LLC (4)	4,547,312	5.80%
151 Detroit Street
Denver, CO 80206
The Vanguard Group (5)	4,437,837	5.66%
100 Vanguard Boulevard
Malvern, PA 19355
Directors and Executive Officers
Thomas P. Johnson (6)	289,797	*
Michael J. Cunningham (6)	199,185	*
Mary Jo Pile (6)	38,583	*
Marc D. Miller (6)	24,869	*
Ronald R. Beegle	30,338	*
Robert B. Chavez	46,088	*
Evelyn Dilsaver (6)	54,532	*
Janet E. Grove (6)	13,575	*
John N. Haugh (6)	51,362	*
Karin Hirtler-Garvey (6)	61,873	*
John D. Howard	82,253	*
Arthur Rubinfeld (6)	13,594	*
David B. Vermylen	42,713	*
All directors and executive officers as a group (13 persons) (6) Address: 112 West 34th Street New York, New York 10120	948,762	1.21%
_________

*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)
Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of common stock beneficially owned. The percent is based upon the 78,467,966 shares outstanding on April 1, 2013 and the number of shares, if any, as to which the named person has the right to acquire upon options becoming exercisable or restricted stock vesting within 60 days of April 1, 2013. No officer or director has pledged any shares which they own.

(2)	Share ownership for FMR LLC was obtained from a Schedule 13F-HR, dated February 8, 2013, and filed with the Securities and Exchange Commission.
(3)	Share ownership for BlackRock, Inc. was obtained from a Schedule 13G, dated March 11, 2013, and filed with the Securities and Exchange Commission.
(4)	Share ownership for Janus Capital Management LLC was obtained from a Schedule 13G, dated February 14, 2013, and filed with the Securities and Exchange Commission.
(5)	Share ownership for The Vanguard Group was obtained from a Schedule 13G, dated February 22, 2013, and filed with the Securities and Exchange Commission.
(6)	Includes the following shares for options and restricted stock exercisable within 60 days of April 1, 2013:

Mr. Johnson	57,983
Mr. Cunningham	47,339
Ms. Pile	9,596
Mr. Miller	7,426
Ms. Dilsaver	22,500
Ms. Grove	2,500
Mr. Haugh	22,500
Ms. Hirtler-Garvey	16,875
Mr. Rubinfeld	2,500
All directors and executive officers as a group	189,219

PROPOSAL 1
ELECTION OF DIRECTORS

Recent Board Events

Michael J. Cunningham retired as President of the Company effective March 29, 2013. He continues as a member of our Board of Directors and as an adviser to the Company.

General

At the meeting, the stockholders will be asked to elect eleven (11) directors. The Board has nominated, upon the recommendation of our Nominating and Corporate Governance committee, the eleven (11) current members to the Board named below.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the eleven (11) nominees named below to constitute the entire Board. Each nominee shall be elected for a term of one year or until such nominee’s successor is elected and qualified. Pursuant to our bylaws, the Board of Directors has resolved that the size of our Board of Directors shall be fixed, from time to time, by a vote of a majority of the members of the Board of Directors. Information regarding the nominees is set forth below.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded national or multinational companies or shall have achieved a high level of distinction in their chosen fields. Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and experience. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of members that can best support the success of our business and represent our stockholder’s interests through the exercise of sound judgment and utilization of their diverse backgrounds, skill sets and experiences.

Information Regarding Nominees

Ronald R. Beegle, 50, has served as director since August 2003 and is a founding partner and adviser to Goode Partners LLC, a private equity firm focused on investments in small to middle market consumer product, retail, and restaurant companies. Prior to forming Goode Partners, from 2004 through 2005, Mr. Beegle was the Chairman of Credit Suisse Group’s Global Consumer/Retail Investors Unit. Previously, Mr. Beegle had been employed by Gap, Inc. from 1996 until 2003 and had most recently served as Chief Operating Officer of the company’s flagship Gap division. While at Gap, Inc., he also served as Senior Vice President of Operations and Finance of Banana Republic and Executive Vice President and General Manager of Gap, Inc. Direct. He is a member of the Audit and Nominating and Corporate Governance Committees of the Board. Mr. Beegle’s qualifications to serve on the Board include his demonstrated leadership and knowledge of financial, operational and strategic issues facing retail companies gained through his experience as a Chief Operating Officer of a major retail company. Mr. Beegle also provides a finance and strategic investment perspective and expertise to the Board.

Robert B. Chavez, 58, has served as a director since April 2004 and currently is the President and Chief Executive Officer of Hermes of Paris, Inc., a luxury goods retailer, which he joined in August 2000. Between 1992 and August 2000, Mr. Chavez was the Chief Executive Officer at Etienne Aigner. Mr. Chavez was also President of Frederic Fekkai (Hair Services and Products), a division of Chanel, Inc. from May 2000 through July 2000. Mr. Chavez is a member of the Compensation and Nominating and Corporate Governance Committees of the Board. Mr. Chavez’s qualifications to serve on the Board include his demonstrated business leadership expertise gained through his service as Chief Executive Officer of a major luxury brand retailer, as well as his brand management expertise, and his financial and operational expertise. In addition, through his years of service in the retail industry, Mr. Chavez is able to provide valuable operational and strategic expertise to the Board.

Michael J. Cunningham, 55, has served as a director since June 2010. Previously, Mr. Cunningham served as President of the Company from December 2010 to March 2013. Prior to that, Mr. Cunningham served as President and Chief Financial Officer from February of 2010, Executive Vice President and Chief Financial Officer from March 2004 to February 2010 and as Senior Vice President and Chief Financial Officer from August 2000 to March 2004. Mr. Cunningham previously served as Chairman and Co-Founder of Compass International Services Corporation from 1997 to 1999. Prior to that, he held various senior executive positions for American Express Company from 1984 to 1997, including Vice President Operations and Vice President Finance. Mr. Cunningham's qualifications to serve on the Board include his years in leadership roles at Aéropostale, as well as his extensive knowledge of our Company, its history and culture. Mr. Cunningham, a Certified Public Accountant, also provides extensive business, financial, accounting and operational expertise. As our former Chief Financial Officer, Mr. Cunningham possesses extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company.

Evelyn Dilsaver, 58, has served as director since October 2007. Ms. Dilsaver was appointed Chairman of the Audit Committee of the Board, effective February 1, 2012. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from December 1991 through September 2007, and held various senior management positions within the organization including Executive Vice President, The Charles Schwab Corporation and President and Chief Executive Officer of Charles Schwab Investment Management. Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, from July 2003 to July 2004, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver is a Certified Public Accountant. Ms. Dilsaver is also a member of the board of directors and audit committee of the publicly traded company Tempur-Pedic as well as the board of directors of a privately held corporation. In addition to serving as the Chairman of the Audit Committee of the Board, Ms. Dilsaver is also a member of the Nominating and Corporate Governance Committee of the Board. Ms. Dilsaver’s qualifications to serve on the Board include her finance and brokerage expertise at a major brokerage firm, as well as her financial and leadership experience gained in those positions. Through her service on the boards of other public and private companies, Ms. Dilsaver also brings valuable finance, accounting and operational expertise to the Board.

Janet E. Grove, 62, has served as a director since February 2012.  Ms. Grove most recently served as Vice Chairman of Macy's, Inc from February 2003 until her retirement in June 2011.  Prior to becoming Vice Chairman of Macy's, Inc., Ms. Grove held various senior management positions for Macy's, Inc., including Division Vice Chairman, Merchandising Private Brand and Product Development, and Division Chairman, Macy’s Merchandising Group Inc.  Ms. Grove is also a member of the board of directors of the publicly traded company Safeway, Inc.  Ms. Grove is a member of the Audit Committee of the Board. Ms. Grove's qualifications to serve on the Board include her many years of leadership experience at Macy's, as well as her in-depth knowledge of the retail industry, all gained through more than thirty years of service at major retail organizations. With her extensive knowledge of the retail industry, Ms. Grove also provides the Board with broad expertise in merchandising, strategic planning and operational execution.

John N. Haugh, 50, has served as a director since June 2007. Mr. Haugh is currently President of Sunglass Hut, North America, a division of Luxottica Retail North America, the leading sunglass retailer in North America. He joined Sunglass Hut in July 2011. From March 2009 through July 2011, Mr. Haugh held various senior level executive positions at Build-A-Bear Workshop, Inc., the last position being President Bear. From January 2008 through December 2008, he served as President of IT’SUGAR LLC. Mr. Haugh served as President of Mars Retail Group from January 2004 through December 2007, where he led all retail business operations for this subsidiary of Mars, Incorporated. Earlier in his career, Mr. Haugh held marketing, operations and sales roles with General Mills, Inc., Carlson Companies, Inc. and Universal Studios, Inc. He is also on the Advisory Board for Archway Marketing Holdings, Inc. Mr. Haugh is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Haugh’s qualifications to serve on the Board include his broad executive experience and brand management expertise gained through the various executive positions he has held throughout his career. Mr. Haugh also provides the Board with expertise in brand building and corporate strategy initiatives.

Karin Hirtler-Garvey, 56, has served as a director since August 2005. Ms. Hirtler-Garvey was appointed Chairman of our Board of Directors effective February 1, 2012. From May 2009 through November 2011, Ms. Hirtler-Garvey was the Chief Risk Executive for Ally Financial Inc.  Previously, Ms. Hirtler-Garvey was a principal in a start-up real estate development venture based in New Jersey. Prior to that, Ms. Hirtler-Garvey was Chief Operating Officer, Global Markets for Bank of America (formerly NationsBank). Ms. Hirtler-Garvey joined Bank of America in September 1995 and held various senior management positions within the organization until March 2005. Prior to becoming Chief Operating Officer, Global Markets, from April to October 2004, Ms. Hirtler-Garvey held the position of President of Trust and Credit Banking Products. From June 2001 to March 2004, Ms. Hirtler-Garvey held the position of Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is a Certified Public Accountant.  Ms. Hirtler-Garvey is also a member of the board of directors of the publicly traded company Medley Capital Corporation, as well as a director of two privately held corporations, USAA Federal Savings Bank and Western World Insurance Company.  Ms. Hirtler-Garvey’s qualifications to serve on the Board include extensive financial accounting knowledge that is critical to our Board. As a former Chief Financial Officer and Chief Operating Officer at global banking organizations, Ms. Hirtler-Garvey has extensive knowledge of financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company. Ms. Hirtler-Garvey also provides the Board with extensive experience in the area of risk awareness and risk mitigation.

John D. Howard, 60, has served as a director since August 1998. Mr. Howard is currently the Chief Executive Officer of Irving Place Capital, a middle market private equity firm. Previously from 1997 through June of 2008, Mr. Howard served as a Senior Managing Director of Bear, Stearns & Co. Inc. and was the Chief Executive Officer of Bear Stearns Merchant Banking LLC, an affiliate of Bear, Stearns & Co. Inc. Mr. Howard had been the head of the merchant banking department of Bear, Stearns & Co. Inc. since its inception in 1997. Mr. Howard is also a member of the board of directors of the publicly traded companies New York & Company, Inc. and Vitamin Shoppe Industries, as well as a director of several privately held corporations. Mr. Howard’s qualifications to serve on the Board include his entrepreneurial and merchant banking experience as well as his expertise in financial and business related matters gained through his years in the merchant banking industry. In addition, through his years of service on the boards of public and private companies, including other apparel retailers, Mr. Howard is able to provide diverse and valuable financial, strategic and operational expertise to the Board.

Thomas P. Johnson, 55, has served as our Chief Executive Officer since December 2010. Previously, Mr. Johnson served as our Co-Chief Executive Officer from February 2010 and as Executive Vice President and Chief Operating Officer from March 2004 to February 2010. Mr. Johnson rejoined us in January 2001 as Senior Vice President — Director of Stores. Mr. Johnson had served as Senior Vice President, Vice President, Regional Manager and District Manager with Federated Specialty Stores from 1989 to 1996. In the interim, he served as Senior Vice President — Director of Stores for David’s Bridal, Inc. in 2000 and as Senior Vice President — Director of Stores for Brooks Brothers, Inc. from 1997 to 2000. Mr. Johnson also held various field positions at Gap, Inc. as Regional Manager for Banana Republic, District Manager and Store Manager for Gap, Inc. from 1981 to 1989. Mr. Johnson’s qualifications to serve on the Board include his years in leadership roles at Aéropostale, as well as his extensive knowledge of our Company, its history and culture, as well as the retail industry. Mr. Johnson has served as a senior executive at several major retail organizations as well as ten years of service at Aéropostale in various leadership positions, including his current role as Chief Executive Officer and Board member. With his extensive knowledge of the retail industry, Mr. Johnson also provides the Board and our Company with broad expertise in store operations, strategic planning and organizational structure. Mr. Johnson has served as a director since August 2008.

Arthur Rubinfeld, 59, has served as a director since November 2011. Mr. Rubinfeld helped build the foundation of Starbucks, the premier roaster, marketer and retailer of specialty coffee in the world, as Senior Vice President of Real Estate from 1992 to 2002 and returned to the company as President, Global Development in 2008. Mr. Rubinfeld is currently the Chief Creative

Officer and President of Global Development and Evolution Fresh Retail for Starbucks. After leaving Starbucks in 2002, Mr. Rubinfeld founded Airvision, a strategic brand development and growth advisory firm. From 2006 to 2008, Mr. Rubinfeld served as Executive Vice President, Corporate Strategy and Development at Potbelly Sandwich Works. Mr. Rubinfeld is a member of the Compensation Committee of the Board. Mr. Rubinfeld's qualifications to serve on the Board include his broad executive experience and brand management expertise gained through the various executive positions he has held throughout his career, and at Starbuck's in particular. Mr. Rubinfeld also provides the Board with expertise in brand building and corporate strategy initiatives.

David B. Vermylen, 62, has served as a director since May 2003. Mr. Vermylen is Senior Adviser – Member of the Board of Directors for TreeHouse Foods, a food manufacturer servicing primarily the retail grocery and food service distribution channels. From January 2005 through July 2011, he served as President and Chief Operating Officer of TreeHouse Foods, as well as a member of its Board of Directors. Previously, Mr. Vermylen had been employed by Keebler Company from 1996 until 2002 and had served as its Chief Executive Officer and President from 2001. Mr. Vermylen is Chairman of the Nominating and Corporate Governance Committee, as well as a member of the Audit and Compensation Committees of the Board. Mr. Vermylen’s qualifications to serve on the Board include his demonstrated leadership qualities and knowledge of operational and strategic issues gained through his years of experience as a Chief Operating Officer of a public company. Mr. Vermylen provides the Board a diverse background of experiences as well as his corporate governance acumen.

Each of the directors listed above has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the directors listed above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

During the fiscal year ended February 2, 2013 (“fiscal 2012”), our Board of Directors met formally six (6) times. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board and Committees also met, as necessary, on an informal basis numerous times throughout the year. During fiscal 2012, each of the Company's directors participated in at least 75%, in the aggregate, of all Board meetings and Board Committee meetings, upon which such director is or was a member.

Leadership Structure

We currently separate the roles of our Chief Executive Officer and our Chairman. As specified in our Bylaws, our Chief Executive Officer is responsible for the general management, oversight, supervision and control of the business and affairs of our Company, and ensuring that all orders and resolutions of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our stockholders, and providing advice and counsel to our Chief Executive Officer and our Company’s other executive officers regarding our business and operations. In connection with the Board’s annual self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively. Currently, we believe that separating the positions of Chief Executive Officer and Chairman is the most appropriate and effective leadership structure for our Company and our stockholders.

The Board’s Role in Risk Oversight

The Audit Committee reviews and discusses with management the Company’s processes and policies with respect to risk assessment and risk management, including the Company’s enterprise-wide risk management program. In addition, the Company’s risk oversight process involves the entire Board receiving information from executive management on a variety of matters, including operations, legal, regulatory, finance and strategy, as well as information regarding any material risks associated with each matter. The full Board (or the appropriate Board committee, if the Board has delegated to a committee responsibility for the oversight of the matter) receives this information through updates from the appropriate members of executive management to enable it to understand and monitor the Company’s risk management practices. When a Board committee receives an update, the chairperson of the relevant Board committee reports on the discussion to the full Board during the Board committee reports portion of the next Board meeting. This enables the Board and the Board committees to coordinate the risk oversight role.

Director Independence

The Board has determined that each of Mr. Beegle, Mr. Chavez, Ms. Dilsaver, Ms. Grove, Ms. Hirtler-Garvey, Mr. Haugh, Mr. Howard, Mr. Rubinfeld and Mr. Vermylen have no material relationship with the Company other than in her or his capacity as a director of the Company and that each is “independent” in accordance with applicable NYSE standards. Following the Annual Meeting of stockholders, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board. Mr. Johnson is an executive officer of the Company, and Mr. Cunningham is a former executive of the Company. Therefore, Mr. Johnson and Mr. Cunningham are not “independent” in accordance with applicable NYSE standards.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation (other than director fees) from the Company in excess of $120,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case by case basis in light of all relevant factors.

Director Compensation

During fiscal 2012, the Chairman of the Board received an annual retainer of $125,000 and no other retainers for participation on any of the other committees. Each board member receives a base retainer of $50,000. Additionally, members of the Audit, Compensation, and Nominating and Corporate Governance committees receive annual retainers of $20,000, $10,000, and $7,500, respectively.  Chairpersons of those committees receive an additional premium of $10,000, $5,000, and $2,500, respectively above their committee retainers.  All Board members received an annual grant of restricted stock equal to the value of $105,000; whereas the Chairman of the Board received an annual grant of restricted stock equal to $130,000. New Board members receive a one-time grant of 10,000 stock options and a restricted stock grant equal to $105,000. Restricted stock grants vest 100% after one year. Stock Option grants vest ratably over a four year period. All Board members are reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. Directors who are employees of the Company or are otherwise not considered independent do not receive separate compensation for serving as directors.

Fiscal 2012 Director Compensation.  The following table sets forth compensation earned by the individuals who served as non-associated (independent) directors of the Company during fiscal 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Mr. Beegle	77,500	105,000	—	182,500
Mr. Chavez	67,500	105,000	—	172,500
Ms. Dilsaver	89,825	105,000	—	194,825
Ms. Grove (2)	73,300	209,000	63,900	346,200
Mr. Haugh	72,500	105,000	—	177,500
Ms. Hirtler-Garvey	138,475	130,000	—	268,475
Mr. Howard	57,500	105,000	—	162,500
Mr. Rubinfeld	45,000	105,000	—	150,000
Mr. Vermylen	89,375	105,000	—	194,375
_________

(1)	Stock awards were granted under the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan.
(2)	Includes new Board member grant of 10,000 shares as described above and represents the value based on the Black Scholes model.

Outstanding Equity Awards at Fiscal Year-End.  The following table provides information relating to outstanding awards held by independent directors of the Company as of the fiscal year ended February 2, 2013.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Name	(Exercisable)	(Unexercisable)
Mr. Beegle	—	—		—	—	4,873	(3)	65,786
Mr. Chavez	—	—		—	—	4,873	(3)	65,786
Ms. Dilsaver	22,500	—		13.78	10/18/2015	4,873	(3)	65,786
Ms. Grove	2,500	7,500	(1)	16.77	2/1/2020	4,873	(3)	65,786
Mr. Haugh	22,500	—		18.71	6/20/2015	4,873	(3)	65,786
Ms. Hirtler-Garvey	16,875	—		10.94	8/18/2013	6,033	(3)	81,446
Mr. Howard	—	—		—	—	4,873	(3)	65,786
Mr. Rubinfeld	2,500	7,500	(2)	16.72	11/14/2019	4,873	(3)	65,786
Mr. Vermylen	—	—		—	—	4,873	(3)	65,786
_________

(1)	Options will vest 1/3 on February 1, 2014, 1/3 on February 1, 2015 and 1/3 on February 1, 2016.
(2)	Options will vest 1/3 on November 14, 2013, 1/3 on November 14, 2014 and 1/3 on November 14, 2015.
(3)	Shares vested March 27, 2013.
(4)	Market value based on the closing price of $13.50 on the last trading day of fiscal 2012 (February 1, 2013).

Does the Company have a Code of Ethics?

Our Code of Business Conduct and Ethics is applicable to all our officers, directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available on the Investor Relations portion of our website (www.aeropostale.com). We intend to post amendments to or waivers from the Code, if any, (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or Directors) on our website.

How do stockholders communicate with the Board?

The Board provides a process for interested parties to send communications to the full Board, the independent members of the Board and the members of the Audit Committee. Any director may be contacted by writing to him or her, c/o General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120 or e-mail at investorrelations@aeropostale.com to the attention of the General Counsel. Communications that are not related to a director’s duties and responsibilities as a Board member, an independent director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns, if any, relating to accounting, internal controls or auditing matters would be brought immediately to the attention of the Company’s Chief Financial Officer and/or General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Copies of the Company’s code of conduct, corporate governance materials, related person transaction policy and committee charters

The Company’s code of conduct, corporate governance materials, related person transaction policy, as well as the charters of the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board of Directors, are all available on the Company’s website at www.aeropostale.com. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Committees of the Board of Directors

Audit Committee.  The Board of Directors maintains an Audit Committee, currently consisting of the following Board members, Ms. Dilsaver (Chairperson), Mr. Beegle, Ms. Grove and Mr. Vermylen. The Board has determined that Ms. Dilsaver, Mr. Beegle, Ms. Grove and Mr. Vermylen are all qualified as financial experts within the meaning of the SEC regulations. The Board has also determined that each member of the Audit Committee possesses the accounting and financial management expertise, within the meaning of the standards of the New York Stock Exchange, to be considered “financially literate”. All members of our Audit Committee have been determined to be independent by our Board of Directors, as that term is defined by SEC regulations relating to audit committee independence, the listing standards of New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee met five (5) times during fiscal 2012 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2012. The Committee schedules its meetings to ensure that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management.

In connection with the New York Stock Exchange’s adopting its revised Corporate Governance Standards, we amended the Company’s Audit Committee Charter in November 2004. The full text of the Committee’s charter is available on the Investor Relations portion of our website at www.aeropostale.com.

In carrying out these responsibilities, the Audit Committee, among other things, appoints, and monitors the performance of, the independent registered public accounting firm; oversees and reviews accounting policies and practices and internal controls; oversees and monitors the Company’s financial statements and audits; oversees matters relating to communications with the independent registered public accounting firm and management; reviews the annual report to be included with the Company’s proxy statement; and oversees, to the extent it deems necessary, matters related to related party transactions, if any.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accounting firm the Company’s annual financial statements and quarterly operating results prior to their issuance. During fiscal 2012, management advised the Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles. Management also reviewed significant accounting and disclosure matters with the Committee. These reviews included discussions with the independent registered public accounting firm about matters required to be discussed pursuant to PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. The Audit Committee discussed the adoption of, or changes to, the Company’s significant accounting policies and procedures, if any, and significant internal audit procedures with the independent registered public accounting firm, internal audit and management.  The Committee also discussed with our independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and the Audit Committee has received a written disclosure letter as required by that standard. The Audit Committee has also received, reviewed and discussed with the Company’s independent registered public accounting firm the report required by section 10A(k) of the Securities Exchange Act of 1934. The Report of the Audit Committee can be found on page 41 of this Proxy Statement.

Compensation Committee.  The Board of Directors also has a Compensation Committee, currently consisting of Mr. Haugh (Chairman), Mr. Chavez, Mr. Rubinfeld and Mr. Vermylen. The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the performance of our chief executive officer and oversees and sets compensation for our chief executive officer, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter. The Compensation Committee met formally four (4) times during fiscal 2012 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2012. The Board has determined that each of the Compensation Committee members is “independent” in accordance with applicable NYSE standards. The Compensation Discussion and Analysis can be found beginning on page 17 of this Proxy Statement and the Compensation Committee’s Report can be found on page 40 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The Board of Directors also has a Nominating and Corporate Governance Committee currently consisting of Mr. Vermylen (Chairman), Mr. Beegle, Mr. Chavez, Ms. Dilsaver and Mr. Haugh. The Nominating and Corporate Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating and Corporate Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each Annual Meeting of stockholders. The Nominating and Corporate Governance Committee also develops and recommends to the Board, and reviews from time to time, a director compensation program, as well as establish corporate governance principles for the Company, while also overseeing compliance with those governance principles. The Board has determined that each of the Nominating and Corporate Governance members is “independent” in accordance with applicable NYSE standards.

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members, by management and by stockholders, in all cases applying similar criteria. Stockholders who wish to submit candidates for Board membership must submit all required information, consistent with the below criteria, in writing to the Chairman of the Nominating and Corporate Governance Committee c/o the General Counsel of the Company at 112 West 34th Street, New York, New York 10120.

The Nominating and Corporate Governance Committee, at the direction of the Chairman, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Committee. The Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, independence, integrity, experience, sound judgment in areas relevant to the Company’s businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. The Nominating and Corporate Governance Committee will also be responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

The Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more of the members of the Committee interviewing the prospective nominee. After completing this evaluation and other steps of the process the Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee recommended to the Board of Directors that the nominees listed in this Proxy Statement stand for election at our 2013 Annual Meeting. The Nominating and Corporate Governance Committee met formally two (2) times during fiscal 2012 and also met informally, either in person or by phone, on a number of other occasions during fiscal 2012.

Meetings of the Company’s Non-Management Directors

The non-management directors meet at scheduled executive sessions of the Board of Directors and our Chairman presides over those meetings.

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers. As described in detail under the heading “Compensation Discussion and Analysis,” we believe that executive compensation should be closely linked with our Company financial performance and, to this end, our executive compensation programs are designed to, among other things, reward our Named Executive Officers for their contribution to the achievement of short-term and long-term strategic and operational goals and to align executive compensation and stockholder interests through performance and equity-based plans. Stockholders are urged to read the Compensation Discussion and Analysis, which discusses in detail how our compensation policies and procedures support our compensation philosophy.

This advisory vote is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee. To the extent there is any significant vote against our executive compensation program as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of our stockholders. Accordingly, we are asking our stockholders to approve, on an advisory basis, the overall compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the proxy statement for this Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3
RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 1998, and has reported on the Company’s consolidated financial statements included in our annual report. The Audit Committee appoints the Company’s independent registered public accounting firm, and the Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2013. In the event that the stockholders do not ratify the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
EXECUTIVE OFFICER COMPENSATION

Executive Officers

The following is a list of the Company’s executive officers, followed by their biographical information (other than for Mr. Johnson whose biographical information appears in the section of this proxy statement entitled “Election of Directors — Nominees”).

Executive Officer	Age	Position
Thomas P. Johnson	55	Chief Executive Officer
Mary Jo Pile	56	Executive Vice President - Customer Engagement
Marc D. Miller	43	Executive Vice President and Chief Financial Officer
Emilia A. Fabricant	46	Executive Vice President of Aéropostale

Mary Jo Pile was promoted to Executive Vice President - Customer Engagement in December 2010. Prior to this appointment, Ms. Pile served as our Senior Vice President and Chief Stores Officer since May 2005. From 2001 to 2005, Ms. Pile held the position of Executive Vice President of Stores for Express/Express Men’s. Prior to that, Ms. Pile held the position of Vice-President of Stores for Express and The Limited from 1997 to 2001. From 1995 to 1997, Ms. Pile led the start-up and launch of Victoria’s Secret Beauty stores as Vice President of Stores — Victoria’s Secret Beauty.

Marc D. Miller was promoted to Executive Vice President and Chief Financial Officer in March 2012. Prior to this appointment, Mr. Miller held the position of Senior Vice President and Chief Financial Officer from December 2010 to March 2012, Senior Vice President of Strategic Planning, Business Development and E-Commerce from April 2007 to December 2010, Group Vice President of Strategic Planning, Business Development and E-Commerce from April 2006, and Vice President of Strategic Planning and Business Development from February 2005. Prior to joining Aéropostale, Mr. Miller held executive management positions at Footstar, Inc., and Tradeout, Inc.

Emilia A. Fabricant joined the Company as Executive Vice President of Aéropostale in September of 2012. Prior to this appointment, Ms. Fabricant held the position of President of Bebe Stores, Inc. Prior to that, she served as President and Chief Merchandising Officer of Charlotte Russe, Inc. Earlier in her career, Ms. Fabricant founded Cadeau Maternity, also serving as its President and Chief Merchandising Officer after the company was acquired by eStyle, Inc. Ms. Fabricant began her merchandising career with Barneys New York Co Op, where she held a number of executive management positions of increasing responsibility, culminating with Senior Vice President, Divisional Merchandise Manager and Outlet Division.

Compensation Discussion and Analysis

Executive Summary

Fiscal 2012 was a year of continued business and economic challenges for our Company. We continued to navigate through a persistently tough macro-economic environment and a decline in mall traffic. These factors contributed to the reduction in our overall profitability. Specifically, during fiscal 2012 we reported:

•	Net sales of $2.386 billion compared to $2.342 billion last year,

•	A 4% comparable store sales decrease,

•	Net income of $34.9 million, compared to net income of $69.5 million last year, and

•	Earnings per diluted share of $0.43 compared to $0.85 per diluted share last year.

Considering our pay for performance philosophy, our financial performance for 2012 had significant negative impacts on the compensation of our Named Executive Officers and all other employees, including:

•	No salary increase for our Chief Executive Officer,

•	No bonus payout under our Annual Incentive Plan ("AIP") for 2012 performance for any Named Executive Officer or any other employees,

•	Named Executive Officers did not earn a payout of performance shares for the 2010-2012 cycle, and

•	Outstanding performance share plans, including the 2011-2013 and 2012-2014 cycles are not currently projected to provide a payout to any Named Executive Officer.

The following table illustrates the target value and actual/estimated performance share achievement for the 2010, 2011, and 2012 three-year cycles for our CEO:

	CEO
	Target Value ($)	Actual/Estimated Value ($)
2010 Performance Share Award	1,000,000	—
2011 Performance Share Award	1,500,000	—
2012 Performance Share Award	1,500,000	—
Total	4,000,000	—

While our financial results were below plan, we made progress on our key initiatives which include adding new talent, integrating more relevant fashion, communicating our brand message and fashion projection to the consumer, investing in processes and technology and developing our future growth drivers.

Some of our more noteworthy achievements for the year included:

•	Further refinement and broadening of our fashion offering, while creating greater flexibility and speed in our sourcing model,

•	Implementation of new technologies such as components of assortment planning and workforce management, and

•	Continued expansion of:

◦	our P.S. from Aéropostale business to 100 stores in 20 states,

◦	our e-commerce business with the acquisition of apparel retailer GoJane, and

◦	our licensing business with the signing of three additional licensing agreements to expand into new markets and territories.

Advisory Vote to Approve Executive Compensation( the “Say-on-Pay” vote)

In making compensation determinations, the Committee considers feedback from stockholders in conjunction with our compensation philosophy and business needs. The Say-on-Pay vote provided for our fiscal 2012 pay program resulted in a favorable vote from approximately 63% of stockholders. Consistent with the stockholder resolution on the frequency of the vote to approve executive compensation, the Compensation Committee has determined to submit an advisory vote to approve executive compensation on an annual basis.

The Compensation Committee considered the shareholder vote regarding the non-binding resolution on executive compensation voted on at the 2012 Annual Meeting of Shareholders. Because a substantial majority 76% of votes cast approved the compensation program described in the Company's proxy statement for the 2012 Annual Meeting of Shareholders, the Compensation Committee continued to apply the same general principles in determining the amounts and types of executive compensation for 2012. Additionally, the Compensation Committee believes that the changes made for the fiscal 2013 pay program further enhances the alignment between executive and shareholder interests and motivates and retains the key leadership team needed to deliver on the long-term success of the business.

Given the strong support for our executive compensation program in last year's Say-on-Pay vote and our continued focus on pay and performance, we recommend stockholders vote favorably on this year's resolution to approve fiscal 2012 compensation (see Proposal No. 2 Advisory Vote to Approve Executive Compensation).

Executive Compensation Philosophy and Practices

Our philosophy is based on the following core principles:

Philosophy	Key Features
Pay for Performance
- Deliver majority of total compensation in the form of incentive compensation including equity-based awards to directly link compensation with increases in stockholder value
- Evaluate performance based on a combination of pre-established Company goals and individual performance factors

Pay Competitively
- Provide a total compensation program designed to retain high caliber performers and attract superior leaders to the Company
- Consistently compare our pay practices and levels to other leading specialty retailers

Pay Equitably
- Apply generally consistent guidelines for all executive officer compensation programs
- Consider depth and scope of accountability, complexity of responsibility, and executive performance, both individually and collectively as a team

Although there is no formal policy for a specific allocation between compensation elements, the Committee has established a pay mix for executive officers that places emphasis on those elements that are performance-based. The programs seek to balance motivation and retention through an emphasis on short- and long-term performance incentives. By following this approach, we strive to effectively balance executive retention while motivating a focus on the business metrics that will produce a high level of Company performance. This relationship is illustrated in the charts below.

Chief Executive Officer Target Pay Mix

Base, 18%
Long-Term
Incentive
Opportunity, 56%
Annual Incentive
Target, 26%

Average All Other Named Executive Officers Target Pay Mix

Long-Term
Incentive
Opportunity, 31%
Base, 40%
Annual Incentive
Target, 29%

Compensation Analysis Framework

The Committee annually reviews our executive compensation to ensure it best reflects our compensation philosophy. In determining our program design and compensation levels for our executives, the Company and the Committee review publicly available data for a peer group consisting of national and regional, specialty and department store retail organizations to benchmark the appropriateness and competitiveness of our compensation program.

Each year, this list of peer companies is reviewed and compiled by the Committee's compensation consultant, Towers Watson, in conjunction with input from Company management, and is then approved by the Compensation Committee. Towers Watson reviewed and recommended companies based on the following criteria:

•	revenue size ($1.4 - $4.4 Billion) - roughly one-half to two-times the size of Aéropostale,

•	industry - apparel, retail, accessories, and luxury goods,

•	financial criteria - market capitalization, operating income, net income, etc.,

•	historical precedent - maintaining consistency to as great a degree as practicable, and

•	recruitment markets - companies reflect those where we source and compete for talent.

For 2012, our peer group did not materially change from 2011. The following set of 18 retailers and mall-based stores provides a well-rounded cross section of Aéropostale's markets for executive talent. The complete peer group used in making fiscal 2012 decisions is as follows:

Abercrombie & Fitch Co.	Coach, Inc.	Phillips - Van Heusen Corporation
American Eagle Outfitters, Inc.	Collective Brands, Inc.	Quiksilver, Inc.
ANN Inc.	Express, Inc.	The Gymboree Corp.
Ascena Retail Group, Inc.	Fifth & Pacific Cos.	Urban Outfitters, Inc.
Charming Shoppes Inc.	Fossil, Inc.
Chico's FAS Inc.	Genesco Inc.
The Children's Place Retail Stores, Inc.	Guess?, Inc.

Towards the end of 2012, three companies, Charming Shoppes, Collective Brands and Gymboree, were removed from the peer group due to acquisition activity. The Committee determined it would replace the three excluded companies to maintain an 18 company peer group. The companies added were The Jones Group Inc., Buckle Inc. and Carters, Inc.

2012 Components of Compensation

Over the past few years, as key positions at the senior level have become available, management has strengthened the leadership team through internal promotions and strategic external hires. Our President, Michael Cunningham, retired in March 2013, but will remain with the organization as a member of the Board of Directors and as an adviser to the Company. In early 2012, Mr. Miller, who succeeded Mr. Cunningham as Chief Financial Officer, was promoted to Executive Vice President and Chief Financial Officer taking on the additional responsibility of Investor Relations. Ms. Pile has continued to expand her role as Executive Vice President Customer Engagement also responsible for Stores, Store Operations, Visual Merchandising, Marketing, and E-Commerce.

Upon Mr. Cunningham's official retirement in March of 2013, Mr. Miller's role expanded even further with the addition of Planning and Allocation and Ms. Pile added Logistics, Real Estate, and Construction to her existing responsibilities.

Additionally, in September of 2012, management hired Ms. Fabricant into the role of Executive Vice President of Aéropostale, responsible for Design, Merchandising, and Production for our Aéropostale brand.

In recognition of their new roles and responsibilities, the new senior management team received compensation commensurate with the scope of their positions and competitive with what other executives in similar positions are paid. The following elements of compensation provide additional detail on how the overall compensation for those executives was delivered.

Base Salary

The Compensation Committee annually reviews and adjusts, where appropriate, the base salaries of the Company's executive officers listed in this Proxy Statement. In determining the appropriate level of base salary compensation, the Compensation Committee considers a number of factors including:

•	job responsibilities;

•	individual contributions;

•	number of years of service to the Company;

•	Company performance for the prior year;

•	current salary; and

•	peer group data provided by the compensation consultant.

For 2011 and 2012, our CEO chose to forego base salary increases so that the funds could be re-distributed to recognize and retain key talent throughout the organization. Details of those increases are provided below:

•
Mr. Cunningham received a base salary increase of 8% which reflected additional responsibilities in response to organizational realignment as the advisory role of the former Chief Executive Officer ended,

•	Mr. Miller received a base salary increase of 11.9% as part of his promotion to Executive Vice President and Chief Financial Officer, and

•	Ms. Pile received an increase of 4.8% to her base pay to further align her compensation with other executives in our peer group who hold similar positions.

Annual Incentive Plan

Aéropostale's culture is driven by our strong pay for performance orientation. Our compensation program awards annual bonuses based upon the Company obtaining certain annual financial targets in accordance with our financial plan. The Company's annual financial plan is established by management and ratified by our Board at the beginning of each fiscal year. The Annual Incentive Plan (“AIP”) is designed to motivate and reward employees by aligning a substantial portion of their total compensation directly with the Company's financial success. For both 2011 and 2012, our annual incentive program did not provide payout to our Named Executive Officers. In order to ensure the continued effectiveness of our program, as described below, the Compensation Committee made significant changes to our annual incentive program for 2013 with regard to the measures of financial performance, timing of the performance period and the process by which we set our financial goals. These changes were made to further enhance line-of-sight and provide more direct access for our employees with regard to how their bonus payments are determined.

For 2012, the AIP bonus for our Chief Executive Officer, our President, and Chief Financial Officer, was determined based upon both the Company's operating income growth and diluted earnings per share (“EPS”) growth. The two components, operating income and EPS are weighted equally. Management determined, in conjunction with the Compensation Committee, that those three positions within the Company are able to make policies and decisions which can directly impact the Company's EPS, and as such, in order to further align those executives with the Company's stockholder value, half of their AIP bonus is determined based upon year over year EPS growth targets as set by our Compensation Committee. All other employees' bonuses were determined solely based upon Company operating income growth.

The AIP contains a tiered payment structure based upon the Company's annual financial performance. Those tiers are Threshold (achieving 90% of the Company's annual financial plan), Target (achieving 100% of the Company's annual financial plan) and maximum (achieving 110% or greater of the Company's annual financial plan). Additionally, for fiscal 2012, the Compensation Committee included a stretch goal that reflected financial performance equal to two times our actual 2011 performance.

	Financial Performance			Payout (% of Target)
	Consolidated Operating Income	Consolidated EPS	Financial Goals as a % of Target
Threshold	$139,585	$1.04	90%	50%
Target	$155,094	$1.15	100%	100%
Maximum	$170,603	$1.27	110%	200%
Stretch	$239,208	$1.80	154%	300%

The Company's reported operating income was $59.5 million and EPS was $0.43. Excluding impairment charges of $32.6 million, or $0.25 per diluted share in fiscal 2012, the Company's actual achievement in fiscal 2012 was $92.1 million in operating income and $0.68 in EPS. These amounts were below threshold levels and did not yield a payout for either component. The table below reflects target and actual fiscal 2012 AIP payout for each NEO:

	As a Percentage of Base Pay				AIP Bonus Paid ($)	Total Bonus as a % of Base Salary (%)
	Threshold (%)	Target (%)	Maximum (%)	Stretch (%)
Name
Mr. Johnson	75%	150%	300%	450%	—	—
Mr. Cunningham	50%	100%	200%	300%	—	—
Mr. Miller	38%	75%	150%	225%	—	—
Ms. Pile	38%	75%	150%	225%	—	—
Ms. Fabricant	38%	75%	150%	225%	—	—

The AIP is a cash bonus plan and is determined formulaically, as described above. However, the Company does maintain some flexibility to award certain discretionary bonus amounts to selected employees in limited circumstances. Only those executives at the Senior Vice President level and below are eligible for a discretionary bonus.

Long-Term Cash

In December of 2010, cash bonuses were awarded to selected executives for retention purposes. These bonuses had a two-year service requirement and if met, were paid in December 2012. Of our Named Executive Officers, Mr. Miller received this bonus, valued at $150,000. As part of Ms. Pile's 2010 promotion to Executive Vice President, she was awarded a retention bonus of $150,000 which was paid in April of 2012 when AIP bonuses are typically paid.

Additionally, in connection with her employment in September 2012, Ms. Fabricant received a sign-on bonus of $250,000.

Long-Term Equity

We believe that equity awards are an important factor in aligning the long-term financial interests of our equity-eligible employees with the interests of our stockholders increases the likelihood that we will be able to retain top performers. Management continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program.

The percentage mix of the components of our equity awards depends upon the employee's level within the organization. Executives at the Senior Vice President level and above are generally granted a 50/50 mix of performance shares and restricted stock. The combination of performance and time-based equity has been a successful component of our overall compensation program providing the right balance of performance and retention awards. The design of our performance-based equity awards help to align the interests of our executive officers with those of our stockholders. For 2013, the Compensation Committee determined that while the blend of equity delivered to our executives would remain constant, the measures and timing of our performance shares were adjusted to enhance line-of-sight, focus executives on stock price performance further aligning the interests of our executives to that of our shareholders.

As reported last year, our Named Executive Officers, excluding the CEO and the President, received the restricted stock component of their fiscal 2012 long-term incentive award in the form of a pull-forward grant awarded in December of 2011. In order to maintain a focus on the long-term performance goals of the organization, those executives who received the pull forward received only the performance share component of their annual long-term incentive in March of 2012. The CEO and President received a typical annual long-term incentive award delivered as 50% performance shares and 50% restricted stock. All awards granted in March 2012 are illustrated in the table below:

	Performance Shares		Restricted Stock
Name	Target Value of 2012 Shares ($)	Shares Delivered at Target (#)	Target Value of Stock ($)	Shares Delivered at Target (#)
Mr. Johnson	1,500,000	69,606	1,500,000	69,606
Mr. Cunningham	500,000	23,202	500,000	23,202
Mr. Miller	200,006	9,281	NA	NA
Ms. Pile	200,006	9,281	NA	NA
Ms. Fabricant	NA	NA	100,000	6,845

2010 Performance Share Cycle Results

The performance share grant awarded in 2010 and measured against the three-year performance in fiscal 2010, 2011, and 2012 did not provide a payout for our executives. The table below reflects the performance-based equity award Company financial measures and actual performance over the aforementioned three-year period:

Three-Year Cumulative Financial Measure	Threshold ($)	Target ($)	Maximum ($)	Actual ($)(1)
	(in thousands, except per share data)
Operating income	$1,242,869	$1,380,965	$1,519,062	$605,066
EPS	$8.14	$9.04	$9.94	$4.12
_________

(1)
Reported operating income was $559,820 and EPS was $3.77 for the three-year cumulative financial measure period. The above mentioned actual achievement excluded impairment charges of $32.6 million, or $0.25 per diluted share in fiscal 2012 and $14.8 million, or $0.11 per diluted share in fiscal 2011 and also excluded a benefit resulting from a dispute with one of our sourcing agents of $8.7 million, or $0.06 per diluted share recorded in fiscal 2011. Additionally, the above mentioned actual achievement excluded a settlement loss related to SERP payment of $6.5 million, or $0.05 per diluted share recorded in fiscal 2010.

Equity Plan Mechanics

All equity awards are granted as shares or units of our common stock under the Aéropostale Second Amended and Restated 2002 Long-Term Incentive Plan. Performance shares represent an unsecured promise by the Company to award common shares to certain executives, contingent upon the Company's achievement of pre-determined three year financial performance goals. The number of performance shares to be awarded to an employee is not finalized until the Company files the Annual Report on Form 10-K. With regard to Performance Shares, there are two financial measures against which the Company's performance is measured: operating income and EPS.  Financial performance for each measure is based upon cumulative targets determined over the applicable three-year period.  Each measure is separate and distinct and the actual number of shares awarded at the end of the three-year cycle is additive in determining the total number of performance shares issued.

All equity grants are issued on the date they are approved by the Compensation Committee, except for new hires, whose grant date is the first day of their employment, with all such grants only being made when the Company is not in a trading blackout period. In addition, the Compensation Committee's approval of grants of awards is not conditioned nor linked to the timing of the Company's release of financial information. Restricted stock awarded to executive officers vests at the end of three years of continuous service with us, except for certain grants described in sections of this Proxy Statement entitled “Employment and Advisory Agreements”. From time to time, for retention and other competitive reasons, the Company will award restricted stock with vesting periods other than a three-year cliff vesting. Although no longer granted, the exercise price for stock options is the last sales price reported for the Common Stock as reported on the NYSE on the date upon which the Award is granted. Stock options generally vest over four years on a pro rata basis and expire after eight years. The Compensation Committee delegates administrative aspects of equity grants to management.

Stock Ownership Guidelines

The Compensation Committee and management believe it is important for executives in key leadership positions to be aligned with Company stockholders. In fiscal 2011, the Compensation Committee implemented stock ownership guidelines for the Named Executive Officers.

The guidelines for the Executive Officers are five times annual base salary for the CEO, three times base salary for the Chief Financial Officer and the Executive Vice Presidents, and three times annual retainer for members of the Board of Directors. All Executive and Board members have three years to attain 50% of the guideline and five years to attain 100% of the guideline. The measurement date for determining whether or not our executives meet the guideline is April 1st of each year. As of the date of this Proxy, all Executives and Board members meet 100% of the guideline criteria.

Other Benefits and Perquisites

Our executive officer compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers' 401(k) plan accounts, MERP, Company partially-paid medical benefits, group term life insurance coverage and an auto allowance of $8,500 per year. These benefits also include benefit accruals under our supplemental executive retirement plan. We annually review these other benefits and perquisites with the Compensation Committee and the compensation consultant, and make adjustments as warranted based on competitive practices and our Company's financial performance.

Post-Termination Compensation and Benefits

Our executive officers are also entitled to post-termination benefits in the event that their employment with us is terminated. For those executive officers who have an employment agreement with us, a description of the termination events that trigger post termination pay and benefits can be found in the section of this Proxy Statement entitled "Employment and Advisory Agreements". In addition, pursuant to Company policy, all Senior Vice Presidents of the Company receive one (1) year of post termination pay upon involuntary termination without cause. Our Compensation Committee, in conjunction with the compensation consultant, has reviewed the severance costs to the Company associated with the Company's severance-eligible employees. Specific information regarding benefits individuals would be eligible to receive upon termination of their employment with the Company is illustrated in the table on page 35.

Key Fiscal 2013 Actions

We entered into fiscal 2013 determined to transform our brand, catapult our growth businesses, and continue our entry into new international markets. In order to set the course for future growth and drive our business, the new leadership team championed a restructure of our incentive practices to enhance each individual's line of sight to their contributions and achievements and maintain a strong link between pay and performance. The Compensation Committee engaged our compensation consultant, Towers Watson, to perform a comprehensive assessment of our performance-based pay programs. This assessment included a thorough review of our current programs and their continued effectiveness, as well as an external benchmarking of performance based pay practices among our peer group to understand key design components and trends.

As a result of this assessment, for fiscal 2013, the Compensation Committee approved a number of changes to our programs, thereby enhancing the link between pay and performance and increasing line of sight for our employees.

What Changed	How did it Change		Why did it Change	What is the Impact for our NEOs
Performance Metrics	Annual Incentive Plan	Corporate level employees - measured on corporate operating income Employees with Business Unit responsibility - measured 50% on corporate operating income and 50% specific business unit measures
Focus employees on specific Business Unit results

Provide a more direct line of sight to how each employee impacts the financial success of the company

Eliminate the overlap between the measures in our annual and long-term plans
Named Executive Officers will be measured on 100% operating income for the Spring and Fall seasons
	Long-term Incentive Plan	Eliminated operating income measure and added relative total shareholder return compared to the S&P Select Retail Index	Further align the interests of our executives and shareholders Eliminate the overlap between the measures in our annual and long-term plans	Impacts performance share component of NEOs overall long-term incentive award
Performance Period	Annual Incentive Plan
Measure on seasonal performance, weighted 33% Spring and 67% Fall seasons

For all employees with the exception of the CEO, earned bonus payments will be made following each season. For the CEO, earned bonus will be banked and paid at the end of the fiscal year
			Provide a reward that is more aligned with how we plan our business seasonally. Provide a reward closer to the time frame when it is actually earned.	Impacts all NEOs
	Long-term Incentive Plan	Measured over three 1-year periods and one 3-year period EPS will comprise the measurement of the annual periods and TSR will comprise the measurement over the one 3-year period	Strike a balance between internal company specific measures and external shareholder return. Establish challenging goals above the previous year's actual results to deliver long-term results.	Impacts performance share component of NEOs overall long-term incentive award

What Changed	How did it Change		Why did it Change	What is the Impact for our NEOs
Goal Setting	Annual Incentive Plan	Operating income performance range elongated from 80% to 120% of target at minimum and maximum, respectively	Better align with prevailing market practices of broader financial measures of performance.	Impacts all NEOs
	Long-term Incentive Plan	EPS performance range elongated from 80% to 120% of target at minimum and maximum, respectively

In addition to these key changes made to our performance-based pay programs, in March 2013, Named Executive Officers, with the exception of the CEO, were awarded a special, one-time grant of performance shares and restricted stock delivered to recognize the need to motivate and retain the key talent who will be instrumental in driving the future success of our business. This award was delivered as 60% performance shares and 40% restricted stock grants. The performance measures selected for this award align with the on-going long-term incentive program changes described above, demonstrating our commitment to those objectives we believe are most critical to our Company and our shareholders.

Additionally, in conjunction with his new employment contract signed on May 3, 2013, the CEO was also awarded a special performance-based award delivered as performance shares and cash settled stock appreciation rights. The performance measures for these awards are tied to challenging internal earnings per share goals as well as total shareholder return. No award will be paid if performance thresholds are not achieved. The details are described under the section entitled "Employment and Advisory Agreements".

Risk Assessment

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages risks which are within reason, likely to have a material adverse effect on the Company. In light of the Company's broad-based plans, including those which the Named Executive Officers participate in, the Committee determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company. A review of these features and Aéropostale's compensation programs is highlighted below:

Feature	Aéropostale's Compensation Design
Philosophy and Pay Mix
- Our philosophy is to structure our compensation programs in a manner which manages and mitigates risk.
- The mix of pay, and blend of equity is appropriately balanced between fixed and variable, short- and long-term, and time and performance based.

Plan Design and Structure
- Maximum payout levels for bonuses payable upon achievement of corporate goals and performance awards are capped.
- The payout curves are appropriately calibrated to afford for reasonable leverage.
- There is considerable alignment between pay and performance.
- Committee exercises the appropriate level of discretion.
- Performance Share Plan uses overlapping cycles.
- Implemented share ownership guidelines for Executives and Independent Directors.

Performance Metrics
- All bonus eligible employees participate in the same annual incentive compensation program.
- Goals and thresholds are appropriately calibrated.
- Measures reflect business priorities, focus on earnings, are influenced by participant's efforts and aligned with stockholders' interests, and cannot be easily manipulated.

Program Governance
- The Plan Design is reviewed and approved by the Compensation Committee.
- Management recommends and the Compensation Committee approves goals and performance hurdles; these are based on the business plan.

The Compensation Committee noted that the Company does not engage in the practices that aggravate risk and further noted a number of design features of the Company's cash and equity incentive programs reduce the likelihood of excessive risk-taking. For example, the Compensation Committee believes that the bonus program appropriately balances risk and desire to focus executives on specific short-term goals important to the Company's success. Further, a significant portion of the compensation provided to the Named Executive Officers is in the form of long-term equity awards that are important to help further align executives' interests with those of the Company's stockholders. The Compensation Committee determined and the full Board of Directors concurred that, the

Company's compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable shareholder value creation.

Impact of Accounting and Tax

The Compensation Committee takes into account the various tax and accounting implications of compensation vehicles employed by us.

When determining amounts of stock incentive plan grants awarded to our executives, employees and Board members, the Compensation Committee examines the accounting cost associated with the grants. Under ASC 718, grants of stock-based compensation result in an accounting charge for us, which is amortized over the requisite service period, or vesting period of the instruments.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of executive compensation paid by a publicly-held company to $1,000,000 per covered employee per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company that also meets certain other technical requirements. Our Second Amended and Restated 2002 Long-Term Incentive Plan was re-approved by stockholders on June 16, 2011 and therefore awards under the plan are eligible to be exempt from Section 162(m), assuming those awards meet the other criteria for Section 162(m) deductibility. The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). However, the Compensation Committee may approve compensation that may not be deductible if the Committee determines that such compensation is in the best interests of the Company which may include for example, the payment of certain non-deductible compensation necessary in order to attract and retain individuals with superior talent.

Compensation Governance

Our executive compensation program is overseen by the Compensation Committee of our Board of Directors. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the New York Stock Exchange and other applicable laws and regulations. Compensation Committee members are selected based on their knowledge and experience in compensation matters from their professional roles.

The role of the Compensation Committee and information about its meetings are set forth on page 15 of this Proxy Statement. The Compensation Committee's charter was last amended in 2004 and is available on the Company's website at www.aeropostale.com.

Compensation Consultants

As provided for in the Compensation Committee Charter, the Compensation Committee retained, for the fifth consecutive fiscal year, Towers Watson (“the consultant” or the “compensation consultant”) as its independent compensation consultant to assist in the evaluation of Chief Executive Officer and other executive officer compensation levels and program design. The Committee, in conjunction with recommendations from management, determines the work to be performed by the consultant and has the ultimate authority to retain and terminate the compensation consultant. The consultant works with management to gather data required in preparing analyses for Committee review.

Towers Watson was directed to review the Company's compensation programs and practices and to provide recommendations and suggestions which are consistent with the Company's compensation philosophy. In fiscal 2012, Towers Watson was engaged by the Committee for the following executive compensation work:

•	provided market trend and competitive information,

•	reviewed the executive compensation peer group for continued applicability,

•	reviewed both short- and long-term incentive program design, including all of the approved changes for fiscal 2013,

•	assisted with the development of the Compensation Discussion & Analysis section of this Proxy Statement,

•	provided competitive market benchmarking for executive positions, and

•	provided the Committee with legislative and regulatory updates with regard to executive compensation.

Other than the aforementioned engagement, Towers Watson maintains no other direct or indirect business relationship with the Company. All executive compensation services provided by the consultant are conducted under the direction and authority of the Compensation Committee and all work performed by Towers Watson is approved by the Chairman of the Compensation Committee. Management has not engaged a separate compensation consultant. Given these processes and by evaluating Towers Watson against the SEC required factors, the Committee believes Towers Watson is independent in its advice and counsel. We continue to monitor the performance of our consultant on an annual basis through an internal evaluation process as well as through comparisons of services offered by other major consulting firms in the executive compensation arena.

Additionally, as stated in our Compensation Committee Charter, the Compensation Committee has the authority to engage additional consulting firms to assist them in performing their duties.  There were no executive compensation services provided by any other consulting firms in fiscal 2012.

Committee Delegation

Company management, including our Senior Vice President of Human Resources, Vice President of Compensation and Benefits, and Senior Vice President General Counsel, prepared the compensation materials and attended our Compensation Committee meetings. The Company's management team, in conjunction with the Company's Chief Executive Officer, President, and Executive Vice President Chief Financial Officer, propose compensation program designs, levels and components and make recommendations on the compensation levels and stock awards for employees, other than for themselves. The Compensation Committee makes the final determination regarding certain proposals including the compensation of our Chief Executive Officer and those executive officers listed in this proxy statement. The Committee also meets in executive session with Towers Watson and without management present in order to review management's proposals.

Conclusion

We are providing our stockholders with an advisory vote to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement, including this Compensation Discussion and Analysis and the supporting tables (see Proposal No. 2 Advisory Vote on Executive Compensation).  The information set forth reflects both the Compensation Committee and management's commitment to implementing pay for performance programs that are aligned purposefully to balance risk and reward. We believe that our compensation programs have been successful in driving the performance of our executives to meet our short and long-term goals. We seek your support and think that it is appropriate because, as detailed in this Compensation Discussion and Analysis, we have a comprehensive executive compensation program that is designed to link our executives' compensation as closely as possible with the Company's performance and to align the executives' interests with yours as our stockholders.

Executive Compensation Tables

Summary Compensation Table.  The following table sets forth information concerning total compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our next three other most highly compensated executive officers who served in such capacity as of February 2, 2013 (the “Named Executive Officers”) for services rendered to us during the three most recent fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Mr. Johnson	2012	950,000	3,000,000	—	—	711,328	22,176	4,683,504
Chief Executive Officer	2011	958,269	4,000,000	—	—	1,508,191	19,942	6,486,402
	2010	898,077	2,000,000	—	1,124,260	821,060	17,757	4,861,154
Mr. Cunningham	2012	667,308	1,000,000	—	—	579,081	22,176	2,268,565
President	2011	637,404	1,500,000	—	—	509,249	19,942	2,666,595
	2010	549,039	800,000	—	464,260	317,527	17,757	2,148,583
Ms. Pile	2012	546,154	200,000	—	—	130,218	172,176	1,048,548
Executive Vice President	2011	521,154	700,000	—	—	24,740	19,942	1,265,836
Customer Engagement	2010	474,615	320,000	—	394,397	21,236	217,757	1,428,005
Mr. Miller	2012	477,077	200,000	—	—	28,760	169,426	875,263
Executive Vice President	2011	432,192	600,000	—	—	19,552	17,192	1,068,936
Chief Financial Officer	2010	356,654	270,000	—	226,067	16,742	15,007	884,470
Ms. Fabricant	2012	255,000	100,000	—	—	285	534,817	890,102
Executive Vice President
of Aéropostale
_________

(1)	Reflects base salary earned through the 53-week fiscal year ended February 2, 2013 (“fiscal 2012”) and 52-week fiscal years ended January 28, 2012 (“fiscal 2011”) and January 29, 2011 (“fiscal 2010”).
(2)
The value of stock and option awards reflects the fiscal 2012, 2011 and 2010 grant date fair value for these awards, recognized under the provisions of Accounting Standards Codification (“ASC”) Topic 718, “Compensation – Stock Compensation” (“ASC 718”). Stock awards include restricted and performance shares, as described in the Compensation Discussion and Analysis section. Generally, the aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. These amounts may not correspond to the actual value that will be realized by the Named Executive Officers. See Note 9 to our consolidated financial statements included in Form 10-K for the year ended February 2, 2013 for a further discussion.

(3)	Stock and option awards were granted under our Second Amended and Restated 2002 Long-Term Incentive Plan.
(4)	The amounts represent the bonuses earned in fiscal 2010 pursuant to our Annual Incentive Plan (“AIP”) and paid in April 2011.

(5)
For fiscal 2012, the amounts included in the Aéropostale Supplemental Executive Retirement Plan (“SERP”) plan are comprised entirely of changes between fiscal 2011 and fiscal 2012 in the actuarial present value of the accumulated pension benefits of the following Named Executive Officers:

Mr. Johnson and Mr. Cunningham. See Note 10 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended February 2, 2013 for a description for the assumptions made for calculating the Pension Value.

For fiscal 2011, the amounts included in the Aéropostale SERP plan are comprised entirely of changes between fiscal 2010 and fiscal 2011 in the actuarial present value of the accumulated pension benefits of the following Named Executive Officers:

Mr. Johnson and Mr. Cunningham. See Note 9 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended January 28, 2012 for a description for the assumptions made for calculating the Pension Value.

For fiscal 2010, the amounts included in the Aéropostale SERP plan are comprised entirely of changes between fiscal 2009 and fiscal 2010 in the actuarial present value of the accumulated pension benefits of the following Named Executive Officers:

Mr. Johnson and Mr. Cunningham. See Note 11 to our consolidated financial statements “Retirement Benefit Plans” in our Form 10-K for the year ended January 29, 2011 for a description for the assumptions made for calculating the Pension Value.

(6)	The following table represents all other compensation paid to the executive officers during fiscal 2012, 2011 and 2010.

Name	Year	Auto ($)	Housing or Relocation ($)	401K Match ($)	MERP ($)(1)	Other ($)	Total ($)
Mr. Johnson	2012	8,500	—	5,750	7,926	—	22,176
	2011	8,500	—	5,750	5,692	—	19,942
	2010	8,500	—	5,750	3,507	—	17,757
Mr. Cunningham	2012	8,500	—	5,750	7,926	—	22,176
	2011	8,500	—	5,750	5,692	—	19,942
	2010	8,500	—	5,750	3,507	—	17,757
Ms. Pile (2)	2012	8,500	—	5,750	7,926	150,000	172,176
	2011	8,500	—	5,750	5,692	—	19,942
	2010	8,500	—	5,750	3,507	200,000	217,757
Mr. Miller (2)	2012	8,500	—	3,000	7,926	150,000	169,426
	2011	8,500	—	3,000	5,692	—	17,192
	2010	8,500	—	3,000	3,507	—	15,007
Ms. Fabricant (3)	2012	3,400	279,374	—	2,043	250,000	534,817
_________

(1)	MERP — Medical Executive Reimbursement Plan for all Senior Vice-President level and above to supplement the Company’s current insurance coverage
(2)	Reflects retention bonuses
(3)	Reflects sign-on bonus

Grants of Plan-Based Awards.  The following table provides information relating to plan-based awards granted to Named Executive Officers during the fiscal year ended February 2, 2013.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)
Name
Mr. Johnson	3/27/2012	—	—	—	—	—	—	69,606	1,500,000
	3/27/2012	712,500	1,425,000	2,850,000	—	—	—	—	—
	3/27/2012	—	—	—	34,803	69,606	139,212	—	1,500,000
Mr. Cunningham	3/27/2012	—	—	—	—	—	—	23,202	500,000
	3/27/2012	337,500	675,000	1,350,000	—	—	—	—	—
	3/27/2012	—	—	—	11,601	23,202	46,404	—	500,000
Ms. Pile	3/27/2012	206,250	412,500	825,000	—	—	—	—	—
	3/27/2012	—	—	—	4,641	9,281	18,562	—	200,000
Mr. Miller	3/27/2012	181,875	363,750	727,500	—	—	—	—	—
	3/27/2012	—	—	—	4,641	9,281	18,562	—	200,000
Ms. Fabricant	9/6/2012	—	—	—	—	—	—	6,845	100,000
_________

(1)
Equity incentive awards (performance shares) were granted in accordance with the Second Amended and Restated 2002 Long-Term Incentive Plan. The performance shares vest at the end of three years of continuous service with us, and the number of shares ultimately awarded is contingent upon meeting cumulative consolidated EPS and consolidated operating income targets, each weighted at 50%.

(2)
Stock awards were granted in accordance with the Second Amended and Restated 2002 Long-Term Incentive Plan. Stock awards are restricted shares of Aéropostale common stock that are payable as shares at the end of the vesting period.

(3)
This column represents the fair values of stock awards granted during the year in accordance with ASC 718. Stock awards granted on March 27, 2012 have a fair value of $21.55. Stock awards granted on September 6, 2012 have a grant date fair value of $14.61.

Outstanding Equity Awards at Fiscal Year-End.  The following table provides information relating to outstanding awards held by Named Executive Officers at fiscal year end, February 2, 2013.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)

Name	(Exercisable)	(Unexercisable)
Mr. Johnson	20,925	—	14.89	3/9/2013	—		—	—	—
	22,500	—	12.83	4/4/2014	—		—	—	—
	35,483	—	17.82	3/28/2015	—		—	—	—
	—	—	—	—	21,277	(1)	287,240	—	—
	—	—	—	—	63,830	(1)	861,705	—	—
	—	—	—	—	69,606	(2)	939,681	—	—
Mr. Cunningham	20,925	—	14.89	3/9/2013	—		—	—	—
	22,500	—	12.83	4/4/2014	—		—	—	—
	24,839	—	17.82	3/28/2015	—		—	—	—
	—	—	—	—	13,987	(3)	188,825	—	—
	—	—	—	—	10,639	(1)	143,627	—	—
	—	—	—	—	21,277	(1)	287,240	—	—
	—	—	—	—	23,202	(4)	313,227	—	—
Ms. Pile	3,375	—	17.82	3/28/2015	—		—	—	—
	4,613	—	18.86	3/25/2016	—		—	—	—
	—	—	—	—	4,721	(3)	63,734	—	—
	—	—	—	—	1,608	(5)	21,708	—	—
	—	—	—	—	8,255	(6)	111,443	—	—
	—	—	—	—	18,138	(7)	244,863	—	—
Mr. Miller	2,813	—	17.82	3/28/2015	—		—	—	—
	4,613	—	18.86	3/25/2016	—		—	—	—
	—	—	—	—	4,721	(3)	63,734	—	—
	—	—	—	—	6,191	(6)	83,579	—	—
	—	—	—	—	18,138	(7)	244,863	—	—
Ms. Fabricant	—	—	—	—	6,845	(8)	92,408	—	—

(1)	Options vested on March 14, 2013.
(2)	Shares will vest on March 27, 2015.
(3)	Shares vested on March 26, 2013.
(4)	Shares vested on March 29, 2013.
(5)	Shares vested on April 27, 2013.
(6)	Shares will vest on March 25, 2014.
(7)	Shares will vest on June 5, 2014.
(8)	Shares will vest September 6, 2015.
(9)	Market value based on the closing price of $13.50 on the last trading day of fiscal 2012 (February 1, 2013).

Option Exercises and Stock Vested Information.  The following table provides information relating to option awards exercised and restricted stock awards vested during the fiscal year ended February 2, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Johnson	—	—	30,024	634,707
	—	—	21,277	434,902
	—	—	21,546	369,729
	—	—	45,245	995,842
Mr. Cunningham	—	—	22,518	476,031
	—	—	10,638	217,441
	—	—	33,934	746,887
Ms. Pile	—	—	7,298	154,280
	—	—	10,998	242,066
Mr. Miller	—	—	7,298	154,280
	—	—	10,998	242,066
_________

(1)	Value Realized on Exercise is based on the market price at the time of the exercise less the exercise price, multiplied by the number of shares underlying the exercised options.
(2)	Valued Realized on Vesting is based on the market price at the close of business on the day of vesting, multiplied by the number of shares that have vested.

Pension Benefits.  The following table reflects the present value for each of the Named Executive Officers of their accumulated benefits under the Aéropostale Supplemental Executive Retirement Plan (“SERP”) and the Aéropostale Long-Term Deferred Incentive Compensation Plan (“LTIP”) as of February 2, 2013.

The change in pension value for the SERP is driven by several different factors including (i) the five years of highest compensation for the employee, (ii) the employee’s years of employment, and (iii) the actuarial determined discount rate. For fiscal 2012, the discount rate decreased from 3.95% to 3.50%. This change in the discount rate was the main factor of the increase in the overall change in pension value for Mr. Johnson and Mr. Cunningham.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Johnson	Aéropostale, Inc. SERP (1)	20	4,803,284	—
Mr. Cunningham	Aéropostale, Inc. SERP (1)	12	2,102,431	—
Ms. Pile	Aéropostale, Inc. LTIP (2)	7	226,231	—
Mr. Miller	Aéropostale, Inc. LTIP (2)	7	102,821	—
Ms. Fabricant	Aéropostale, Inc. LTIP (2)	1	285	—
_________

(1)
Our supplemental executive retirement plan or "SERP" is a non-qualified defined benefit plan for certain officers. The plan is non-contributory and not funded and provides benefits based on years of service and compensation during employment. Participants are fully vested upon entrance in the plan. Retirement benefits under the plan are based on the employee's highest average compensation (base earnings plus bonuses) during any five years within the ten-year period prior to retirement. Our SERP provides that a maximum of 30 years of benefit service may be credited to a participant. The supplemental retirement benefit is payable as a lump sum equal to the actuarial present value of an annual life annuity payable at age 65 of 1.5% of the participant’s highest average compensation less 2.5% of the participant’s estimated social security benefit, multiplied by years of service up to the maximum of 30 years, and offset by retirement benefits accrued as of July 31, 1998 under the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. and the Federated Department Stores’ pension plan. The actuarial assumptions used for determining lump sum payments are determined at the time of the employee’s separation and include the “applicable mortality assumption” as prescribed by the Secretary of the Treasury under Section 417(e)(3) of the Internal Revenue Code and the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the beginning of the calendar year in which the payment is made. The number of years of benefit service that have been credited to our Named Executive Officers, as of December 31, 2012, are 20 years for Mr. Johnson and 12 years for Mr. Cunningham. Thomas Johnson, Chief Executive Officer and Michael Cunningham, President, were enrolled in our SERP effective February 1, 2004.

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating the expected future lump sum payment at retirement and discounting the payment to reflect the time value of money. The assumed retirement age for each executive is the plan’s normal retirement age, which is the earliest age at which the executive could retire without any reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age and the lump sum interest rate in effect at that time. The assumptions used for determining the present values of the accumulated pension benefits are outlined below:

February 2, 2013
Discount rate	3.50%
Retirement age	Age 65
Form of benefit	Lump sum
Assumed lump sum interest rate	4.25%
Lump sum mortality table	2013 Applicable Mortality Table under IRC Section 417(e)(3)

(2)
Each Participant receives an annual incentive amount, under our Long-Term Deferred Incentive Compensation Plan, equal to the following:

(a) 5% of such Participant’s compensation if the participant has less than 6 years of service;

(b) 10% of such Participant’s compensation if the participant has 6 or more years of service.

Interest will be credited to each Participant's account on the last day of the plan year. The interest rate to be used to calculate the interest shall be the annual rate of 10-year Treasury Constant Maturities as of November 30th of the plan year.

The table below shows the amounts that the following individuals would be eligible to receive upon termination of their employment with the Company, assuming that termination occurred on February 2, 2013, the last day of our 2012 fiscal year:

Name	Benefit	Termination Type
		Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Mr. Johnson	Payment of salary	—	—	1,187,500	—	—	—	2,850,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of restricted stock (1)	—	2,088,626	1,148,945	—	2,088,626	2,088,626	2,088,626	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	5,606,343	5,606,343	5,606,343	5,606,343	5,606,343	5,606,343	5,606,343	5,606,343
	Total	5,606,343	7,694,969	7,942,788	5,606,343	7,694,969	7,694,969	10,544,969	5,606,343
Mr. Cunningham (3)	Payment of salary	—	—	843,750	—	—	—	1,350,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of restricted stock (1)	—	932,919	932,919	—	932,919	932,919	932,919	932,919
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	2,152,153	2,152,153	2,152,153	2,152,153	2,152,153	2,152,153	2,152,153	2,152,153
	Total	2,152,153	3,085,072	3,928,822	2,152,153	3,085,072	3,085,072	4,435,072	3,085,072

Name	Benefit	Termination Type
		Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Ms. Pile	Payment of salary	—	—	550,000	—	—	—	550,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of restricted stock (1)	—	441,748	—	—	441,748	441,748	441,748	441,748
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	223,395	223,395	223,395	—	223,395	223,395	223,395	223,395
	Total	223,395	665,143	773,395	—	665,143	665,143	1,215,143	665,143
Mr. Miller	Payment of salary	—	—	485,000	—	—	—	485,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of restricted stock (1)	—	392,176	—	—	392,176	392,176	392,176	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	71,471	180,783	180,783	—	180,783	180,783	180,783	71,471
	Total	71,471	572,959	665,783	—	572,959	572,959	1,057,959	71,471

Name	Benefit	Termination Type
		Resignation w/o Good Reason ($)	Death or Disability ($)	Termination w/o Cause or Executive Termination for Good Reason ($)	Involuntary Termination for Cause ($)	Change of Control w/o Termination ($)	Change in Control with Termination for Cause or Resignation w/o Good Reason ($)	Change in Control with Termination w/o Cause or Resignation for Good Reason ($)	Retirement ($)
Ms. Fabricant	Payment of salary	—	—	650,000	—	—	—	650,000	—
	Payment of bonus	—	—	—	—	—	—	—	—
	Acceleration of restricted stock (1)	—	92,408	—	—	92,408	92,408	92,408	—
	Acceleration of performance shares (1)	—	—	—	—	—	—	—	—
	Acceleration of stock options (1) (2)	—	—	—	—	—	—	—	—
	Retirement plan payment	—	—	—	—	—	—	—	—
	Total	—	92,408	650,000	—	92,408	92,408	742,408	—
_________

(1)	Equity awards valued using closing price of $13.50 per share on the last trading day of fiscal 2012 (February 1, 2013).

(2)
Accelerated vesting of stock options triggered upon termination within one year from a “change of control” of the Company, as that term is defined in the applicable employment agreement or equity grant agreement, as the case may be.

(3)	In February 2013, Mr. Cunningham retired as President, effective March 29, 2013. Mr. Cunningham continues to serve as a member of the Board of Directors and as an adviser to the Company.

Employment and Advisory Agreements

Thomas P. Johnson

We entered into an employment agreement with Thomas P. Johnson, our Chief Executive Officer, effective May 3, 2013 (“Effective Date”) that is in effect for three (3) years from the Effective Date. During the employment period, Mr. Johnson receives an annual base salary of $950,000, an annual incentive bonus, and medical and other benefits. Mr. Johnson has an opportunity to earn an annual bonus of up to 300% of Mr. Johnson's then applicable base salary, dependent upon the registrant's and his individual performance. Mr. Johnson's annual bonus is capped at three times his base salary in respect of any fiscal year. The annual bonus is payable pursuant to the terms of the registrant's Annual Incentive Bonus Plan (“AIP”).

In accordance with our customary annual equity grant practice, Mr. Johnson received (i) a grant of such number of shares of our restricted stock equating to, on the grant date, $1,500,000, this restricted stock vests three (3) years from the grant date, and (ii) an award of restricted stock, in the form of performance shares, which had a grant date value of $1,500,000. This performance share award will also vest three years from the date of that grant. In accordance with our updated award parameters for annual awards of performance shares, if our financial performance is met during an annual period, then the associated number of performance shares is “banked” and paid at the end of the applicable 3-year performance period.

Pursuant to the terms of Mr. Johnson's Employment Agreement, upon execution of the Employment Agreement, Mr. Johnson received a long-term incentive award as follows: (i) an award of restricted stock, in the form of performance shares, which had a grant date value of $4,500,000 and will vest at the end of the three (3) year performance period for awards made in our 2013 fiscal year, and

(ii) an award of Cash-settled Stock Appreciation Rights, which shall have an award date value of $5,570,000 (the “CSARs”). The number of CSARs shall be determined by dividing $5,570,000 by the Black Scholes value of the closing price of a share of our common stock on the award date. The CSARs shall have a term of 7 years and shall vest in equal 1/3 increments over three years from the Effective Date. Additionally, we may, in our sole discretion, at any time during the term of the Employment Agreement, exchange a CSAR for another form of our equity which is of equal value to the CSAR at the time of the exchange. As with all performance-based share awards, at the completion of the applicable performance period, the actual value of the performance award will be determined, dependent upon our actual financial results as compared to the stated financial goals approved by our Compensation Committee for the applicable performance period.

Mr. Johnson is entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan, and any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will reimburse the reasonable expenses incurred by Mr. Johnson in the performance of his duties and indemnify Mr. Johnson against any loss or liability suffered in connection with such performance.

We are entitled to terminate the Employment Agreement with or without “Cause” (as defined in the Employment Agreement). Mr. Johnson is entitled to terminate his Employment Agreement for “Good Reason” (as defined in the Employment Agreement) which includes any breach of a material term of the Employment Agreement; a material alteration or diminution in his duties and responsibilities which includes no-longer being employed as the Chief Executive Officer of a company whose securities are publicly traded on a nationally recognized securities exchange; a “Change in Control” (as defined in the Employment Agreement) and either (i) Mr. Johnson is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary of the Company within two years after such Change in Control or (ii) without the consent of Mr. Johnson, a material change in the authorities, powers, functions and/or duties associated with Mr. Johnson's position or any reduction in his Base Salary or AIP targeted bonus; without his consent, Mr. Johnson either (a) ceases to report directly the Board, or (ii) ceases to be the final decision maker on all business related matters for the Company; or relocating the corporate offices greater than a 50 mile radius from their current location.

In the event of a Change in Control and the Employment Agreement being terminated within two (2) years of such Change in Control, without Cause by us or with Good Reason by Mr. Johnson, or if, without the consent of Mr. Johnson, a material change in the authorities, powers, functions and/or duties associated with his position or any reduction in Mr. Johnson's Base Salary or AIP targeted bonus occurs, then Mr. Johnson will be entitled to a severance payment equal to three times the sum of (i) his annual base salary payable and (ii) the bonus amount which would have been owed to Mr. Johnson for the applicable fiscal year in which the termination of the agreement occurred, calculated at the “Target” level. In addition, at the time of a Change in Control all unvested restricted stock and unvested performance shares outstanding shall vest in accordance with the terms of our Second Amended and Restated 2002 Long-Term Incentive Plan.

Other than after a Change in Control, if we terminate Mr. Johnson's employment without Cause or if Mr. Johnson resigns his position for “Good Reason”, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or two times his then applicable base salary, whichever is greater. Mr. Johnson will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the fiscal year in which such termination occurs, at a level no lower than the “Threshold” performance level, as well as a pro rata portion of the long term incentive award, which would have been payable had Mr. Johnson been employed for the entire performance period. In addition, all unvested options, unvested restricted stock, and unvested performance shares shall continue to vest for a period of one year from the termination of the Employment Agreement.

If Mr. Johnson's employment with the registrant terminates prior to the end of the contract term for any reason other than due to his death or disability, then he will be restricted from engaging in competitive activities during the “Restricted Period” (as defined in the Employment Agreement) and he will also be restricted from soliciting employees during the Restricted Period.

There are also additional customary provisions contained in the Employment Agreement.

Michael J. Cunningham

On February 5, 2013, Mr. Cunningham provided us with formal notice of his election to retire from the Company, in accordance with the terms of his then employment agreement, thereby ending his service as our President, effective March 29, 2013. Mr. Cunningham is continuing; however, to serve as a member of our Board of Directors. Also effective March 29, 2013, we entered into an advisory agreement whereby Mr. Cunningham will provide advisory services, on a part-time basis, to the Company for a period of one (1) year. The advisory agreement may be renewed at the mutual agreement of the parties. In connection with this advisory role, Mr. Cunningham receives an annual advisory fee of $300,000.

As a result of the election by Mr. Cunningham to retire from the Company, we expect to make a payment to Mr. Cunningham in September 2013, of approximately $2.2 million from our SERP.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of our Board of Directors and none of our executive officers serve, and we anticipate that no member of our Compensation Committee nor any of our executive officers will serve, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who are beneficial owners of more than ten percent of the Company’s Common Stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal 2012, all reporting persons complied with applicable filing requirements.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Proxy Statement by reference therein.

To:  The Board of Directors

As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the 1998 Stock Option Plan, Second Amended and Restated 2002 Long-Term Incentive Plan and Annual Incentive Bonus Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
John N. Haugh (Chairperson)
Robert B. Chavez
Arthur Rubinfeld
David B. Vermylen

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

To:  The Board of Directors

As members of the Audit Committee, we are responsible for the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We adopted a charter in May 2002 and revised this charter in November of 2004. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company’s financial statements with management.

We selected Deloitte & Touche LLP (“Deloitte”) to be the Company’s independent registered public accounting firm, and they were responsible for expressing an opinion on the consolidated financial statements in the Annual Report for fiscal 2012. We have received written confirmation from Deloitte & Touche LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and have discussed Deloitte & Touche LLP’s independence. We have discussed with Deloitte those matters required by PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication With Audit Committees, of Regulation S-X. In addition, a representative of Deloitte will be in attendance at the Annual Meeting.

In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended February 2, 2013 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Evelyn Dilsaver (Chairperson)
Ronald R. Beegle
Janet E. Grove
David B. Vermylen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed by Deloitte & Touche LLP for each of the past two fiscal years for audit and fees billed in each of the past two fiscal years for other related services:

	Fiscal
	2012	2011
Audit Fees (1)	$1,167,000	$902,500
Audit Related Fees (2)	339,000	94,000
Tax Fees (3)	24,000	11,300
All Other Fees	—	—
Total Fees	$1,530,000	$1,007,800
__________

(1)
Included fees for professional services provided in conjunction with the audit of the Company’s consolidated financial statements and internal control over financial reporting, and review of the Company’s quarterly financial statements.

(2)
Included fees for assurance and related professional services primarily related to the acquisition of GoJane.com, Inc. during fiscal 2012, the audit of employee benefit plans and Puerto Rico statutory audit.

(3)	Included fees for professional services provided related to tax planning and advisory services.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

Company Policy

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. Therefore, as a general matter and in accordance with the Company's Code of Business Conduct and Ethics, it is the Company's policy to avoid such transactions when they give rise to a conflict of interest. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted a policy which requires the Company's Chief Financial Officer and General Counsel to be notified of all related party transactions, with such related party transactions requiring the approval of the Company's Audit Committee and ratification by its Board of Directors.

ADDITIONAL INFORMATION

Available Information.  We maintain an Internet Web site, www.aeropostale.com (this and any other references in this Proxy Statement to www.aeropostale.com is solely a reference to a uniform resource locator, or URL, and is an inactive textual reference only, not intended to incorporate the website into this Proxy Statement), through which access is available to our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments of these reports filed, or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, after they are filed with or furnished to the Securities and Exchange Commission. Our Corporate Governance Guidelines and the charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee may also be found on our Internet Web site at www.aeropostale.com. In addition, our Web site contains our Code of Business Conduct and Ethics, which is our code of ethics and conduct for our directors, officers and employees. Any waivers to our Code of Business Conduct and Ethics will be promptly disclosed on our web site. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Advance Notice Procedures.   The Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company at the Company’s principal executive office not less than 90 days or more than 120 days prior to the anniversary date of the most recent preceding annual meeting, regardless of any postponements, deferrals or adjournments of that meeting. Such notices must comply with the Company’s by-laws.

Stockholder Proposals for the 2014 Annual Meeting.  Stockholders interested in submitting a proposal (including director nominees) for inclusion in the Company’s proxy materials for the annual meeting of stockholders in 2014 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s General Counsel and Secretary no sooner than 90 calendar days, nor later than 120 calendar days, prior to May 4, 2013. Proposals should be sent to General Counsel/Secretary, Aéropostale, Inc., 112 West 34th Street, New York, New York 10120.

Proxy Solicitation and Costs.  The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

By order of the Board of Directors,

Edward M. Slezak
Secretary

112 West 34th Street
New York, New York

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Ronald R. Beegle
02 Robert B. Chavez
03 Michael J. Cunningham
04 Evelyn Dilsaver
05 Janet E. Grove
06 John N. Haugh
07 Karin Hirtler-Garvey
08 John D. Howard
09 Thomas P. Johnson
10 Arthur Rubinfeld
11 David B. Vermylen

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000179722_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

ANNUAL MEETING OF STOCKHOLDERS
AEROPOSTALE, INC.
125 Chubb Avenue
Lyndhurst, NJ 07071

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder hereby appoints Marc D. Miller and Edward M. Slezak, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Aeropostale, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held June 20, 2013, at 2:00 p.m., local time, at 125 Chubb Avenue, 5th Floor, Lyndhurst, NJ 07071 to consider and act upon the matters as designated on the reverse side.

Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors **FOR** the nominees listed on the reverse side, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on April 25, 2013, as the record date for the determination of the stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders.

Please date, sign and mail your proxy card as soon as possible

0000179722_2 R1.0.0.51160

Continued and to be signed on reverse side